___________________________

BASE LEASE AGREEMENT

Dated as of June 1, 2017
____________________________

Between

FEDERAL HOME LOAN BANK OF TOPEKA
as Lessor

And

SHAWNEE COUNTY, KANSAS,
as Lessee

Relating to:

$36,000,000
Shawnee County, Kansas
Taxable Industrial Revenue Bonds
(Federal Home Loan Bank of Topeka Project)
Series 2017

BASE LEASE AGREEMENT

TABLE OF CONTENTS

Page

Parties	1
Recitals	1

ARTICLE I
DEFINITIONS

Section 1.1. Definitions

ARTICLE II
REPRESENTATIONS

Section 2.1. Section 2.2.	Representations by FHLBank Representations by Issuer

ARTICLE III
LEASE OF THE PROJECT

Section 3.1. Lease of the Project

ARTICLE IV
QUIET ENJOYMENT; RENTAL PROVISIONS

Section 4.1. Section 4.2. Section 4.3. Section 4.4.	Quiet Enjoyment Consideration and Rentals Sublease by Issuer Payment of Taxes

ARTICLE V
SPECIAL COVENANTS

Section 5.1. Section 5.2.	Granting of Easements Indemnification

ARTICLE VI
ASSIGNMENT, SUBLEASING AND MORTGAGING

Section 6.1. Section 6.2.	No Assignment, Subleasing and Mortgaging of the Project by the Issue Subordination to Lender

ARTICLE VII
DEFAULT AND REMEDIES

Section 7.1. Section 7.2. Section 7.3.	Events of Default Remedies on Default Performance by Issuer

ARTICLE VIII
EARLY TERMINATION OF THIS BASE LEASE AGREEMENT

Section 8.1. Early Termination of this Base Lease Agreement

ARTICLE IX
MISCELLANEOUS

Section 9.1. Section 9.2. Section 9.3. Section 9.4. Section 9.5. Section 9.6. Section 9.7. Section 9.8.	Notices Binding Effect Severability Amounts Remaining in Funds and Accounts Amendments, Changes and Modifications Execution in Counterparts Applicable Law Captions
	Signatures and Seals	S-1
Exhibit A – Description of the Project

BASE LEASE AGREEMENT

THIS BASE LEASE AGREEMENT dated as of June 1, 2017 (this “Base Lease Agreement”), by and between FEDERAL HOME LOAN BANK OF TOPEKA, a federally chartered corporation existing under the laws of the United States of America (12 U.S.C. §§1421 et seq.), as Lessor (the “FHLBank”), and SHAWNEE COUNTY, KANSAS, a body corporate and politic existing under the laws of the State of Kansas, as Lessee (the “Issuer”). Capitalized terms not defined elsewhere herein shall have the meanings set forth in Article I.

RECITALS:

1. FHLBank has requested that the Issuer issue approximately $36,000,000 principal amount of Taxable Industrial Revenue Bonds (Federal Home Loan Bank of Topeka Project), Series 2017 (the “Bonds”), pursuant to the Bond Trust Indenture of even date herewith (the “Bond Indenture”) between the Issuer and BOKF, N.A., as trustee (the “Bond Trustee”) for the purpose of providing funds to (a) acquire, construct and equip a commercial facility to be located in the Menninger Subdivision in Topeka, Kansas (collectively, the “Project”), and (b) pay certain costs related to the issuance of the Bonds.

2. In order to satisfy the requirements of the Act, the Issuer proposes to purchase and acquire a leasehold interest in the Project pursuant to this Base Lease Agreement and proposes to sublease the Project to FHLBank pursuant to the Lease Agreement dated as of June 1, 2017, between the Issuer, as sublessor, and FHLBank, as sublessee (the “Lease Agreement”), for rentals which will be sufficient to provide for the payment of the principal, redemption premium, if any, and interest on the Bonds.

3. FHLBank proposes to lease the Project to the Issuer and the Issuer desires to lease the Project from FHLBank upon the terms and conditions and for the purposes set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1. Definitions. The terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Bond Indenture.

ARTICLE II
REPRESENTATIONS

Section 2.1. Representations by Bank. FHLBank represents and warrants that:

(a) FHLBank is duly organized and existing under the laws of the United States of America (12 U.S.C. §§1421 et seq.), has power and authority to own its properties and carry on its business as now being conducted, and is duly qualified to do such business in the State of Kansas and wherever else such qualification is required.

(b) Neither the execution and delivery of this Base Lease Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Base Lease Agreement conflicts with or results in a breach of the terms, conditions or provisions of any restriction or any agreement or instrument to which it is now a party or by which it is bound, or constitutes a default under any of the foregoing.

(c) FHLBank is the owner of the Project.

Section 2.2. Representations by Issuer. The Issuer represents and warrants that:

(a) The Issuer is a body corporate and politic organized and existing under the laws of the State of Kansas. Under the provisions of the Act, the Issuer has lawful power and authority to enter into the transactions contemplated by this Base Lease Agreement and to carry out its obligations hereunder. The Issuer has been duly authorized to execute and deliver this Base Lease Agreement, acting by and through its duly authorized officers. The Issuer agrees that it will do or use its best efforts to cause to be done all things necessary to preserve and keep in full force and effect the Issuer’s existence.

(b) The Issuer is authorized, and has taken all necessary action, to issue the Bonds to provide funds for the purposes set forth in the Bond Indenture, and proposes by the Lease Agreement to sublease the Project to FHLBank.

(c) No member of the governing body of the Issuer or any other officer of the Issuer has any significant or conflicting interest, financial, employment or otherwise, in FHLBank or in the transactions contemplated hereby.

ARTICLE III
LEASE OF THE PROJECT

Section 3.1. Lease of the Project. FHLBank hereby, rents, leases and lets to the Issuer FHLBank’s interest in the Project, which Project is described on Exhibit A, attached hereto and incorporated herein, and the Issuer rents, leases and hires the Project from FHLBank, for rentals and upon and subject to the terms and conditions herein set forth, for a term commencing on the date hereof and ending on December 31, 2027; provided, however, this Base Lease Agreement shall remain in full force and effect so long as any obligation of FHLBank under the Lease Agreement shall be outstanding and so long as the Lease Agreement shall remain in effect (the “Lease Term”), unless sooner terminated in a manner provided for herein, provided that FHLBank shall not exercise any right so reserved in any manner that will interfere with any rights of the Issuer hereunder.

ARTICLE IV
QUIET ENJOYMENT; RENTAL PROVISIONS

Section 4.1. Quiet Enjoyment. FHLBank hereby covenants and agrees that it will not take any action, other than pursuant to Article V, VII or VIII of this Base Lease Agreement, to prevent the Issuer from having quiet and peaceable possession and enjoyment of the Project during the Lease Term and will, at the request of the Issuer, and at the expense of FHLBank, cooperate with the Issuer in order that the Issuer may have quiet and peaceable possession and enjoyment of the Project and will defend the Issuer’s enjoyment thereof against all parties.

Section 4.2. Consideration and Rentals. The Issuer shall deposit the proceeds from the sale of the Bonds with the Bond Trustee in accordance with the Bond Indenture. Such deposit shall constitute full and complete payment of all rentals due hereunder and following such deposit the Issuer shall not have any obligation to make any payments to any Person in connection with this Base Lease Agreement.

Section 4.3. Sublease by Issuer. It is understood and agreed by the Issuer and FHLBank that the Issuer will sublease the Project to FHLBank pursuant to the Lease Agreement. The Issuer shall at no time agree to any amendment or modification of the provisions of the Lease Agreement without the prior written consent of FHLBank and the Bond Trustee.

Section 4.4. Payment of Taxes. FHLBank, subject to the conditions in Article V of the Lease, covenants and agrees that it will, from time to time, promptly pay and discharge or cause to be paid and discharged when due and prior to delinquency all taxes, assessments and other governmental charges lawfully imposed upon the Project or any part thereof or upon the income and profits thereof.

ARTICLE V
SPECIAL COVENANTS

Section 5.1. Granting of Easements. If no Event of Default under this Base Lease Agreement shall have happened and be continuing, FHLBank may, to the extent permitted under the Bond Indenture, at any time or times (a) grant easements, licenses, rights-of-way and other rights or privileges in the nature of easements with respect to any property included in the Project, or (b) release existing easements, licenses, rights-of-way and other rights or privileges, all with or without consideration and upon such terms and conditions as FHLBank shall determine. The Issuer agrees that it will execute and deliver or will cause and direct the Bond Trustee to execute and deliver any instrument necessary or appropriate to confirm and grant or release any such easement, license, right-of-way or other right or privilege or any such agreement or other arrangement, upon receipt by the Issuer and the Bond Trustee of (i) a copy of the instrument of grant or release or of the agreement or other arrangement, (ii) a written application signed by FHLBank Representative requesting such instrument, and (iii) a certificate executed by FHLBank Representative stating that such grant or release is not detrimental to the proper conduct of the business of FHLBank, is permitted by the Bond Indenture, will not impair the effective use or interfere with the efficient and economical operation of the Project, and will not materially adversely affect the security intended to be given by or under the Bond Indenture.

Section 5.2. Indemnification. (a) FHLBank releases the Issuer from, agrees that the Issuer shall not be liable for, and indemnifies the Issuer against, all liabilities, losses, damages (including reasonable attorneys’ fees), causes of action, suits, claims, costs and expenses, demands and judgments of any nature imposed upon or asserted against the Issuer on account of: (i) any loss or damage to property or injury to or death of or loss by any person that may be occasioned by any cause whatsoever pertaining to the construction, maintenance, operation and use of the Project; (ii) any breach or default on the part of FHLBank in the performance of any covenant or agreement of FHLBank under the Transaction Documents, or any related document, or arising from any act or failure to act by FHLBank, or any of its agents, contractors, servants, employees or licensees; (iii) violation of any law, ordinance or regulation affecting the Project or a part thereof or the ownership, occupancy or use thereof; (iv) the authorization, issuance and sale of the Bonds, and the provision of any information furnished in connection therewith concerning the Project or FHLBank (including, without limitation, any information furnished by FHLBank for inclusion in, or as a basis for preparation of, the information statements filed by the Issuer) or arising from (1) any errors or omissions of any nature whatsoever such that the Bonds, when delivered to the owners thereof, are not validly issued and binding obligations of the Issuer or (2) any fraud or misrepresentations or omissions contained in the proceedings of the Issuer furnished by or attributable to FHLBank relating to the issuance of the Bonds or pertaining to the financial condition of FHLBank which, if known to the original purchaser, might be considered a material factor in its decision to purchase the Bonds; and (v) any claim or action or proceeding with respect to the matters set forth in subsections (i), (ii), (iii) and (iv) above brought thereon; provided, however, the indemnification contained in this paragraph shall not extend to the Issuer if such loss, claim, damage, liability or expense is (a) the result of the Issuer’s (or any employees or agents thereof) negligence or willful misconduct, or (b) the Issuer is not following the written instructions of FHLBank or the Owner of the Bonds; provided such written instructions are in furtherance of the covenants set forth in the Transaction Documents and are within the Issuer’s legal authority.

(b) In case any action or proceeding is brought against the Issuer in respect of which indemnity may be sought hereunder, the Issuer shall promptly give notice of that action or proceeding to FHLBank, and FHLBank upon receipt of that notice shall have the obligation and the right to assume the defense of the action or proceeding; provided, that failure of the Issuer to give that notice shall not relieve FHLBank from any of its obligations under this Section unless that failure prejudices the defense of the action or proceeding by FHLBank. The Issuer may employ separate counsel and participate in the defense at its own expense. FHLBank shall not be liable for any settlement without its consent.

(c) The indemnification set forth above is intended to and shall include the indemnification of all affected members of the Board of County Commissioners, officials, officers, attorneys, accountants, financial advisors, staff and employees of the Issuer. Such indemnification is intended to and shall be enforceable by the Issuer to the full extent permitted by law.

ARTICLE VI
ASSIGNMENT, SUBLEASING AND MORTGAGING

Section 6.1. No Assignment, Subleasing and Mortgaging of the Project by the Issuer. The Issuer agrees that, except for the assignment of its interest in the Lease Agreement to the Bond Trustee pursuant to the Bond Indenture, it will not sell, assign, convey, mortgage, encumber or otherwise dispose of its interest in this Base Lease Agreement or any part of its interest in the Project except as permitted by this Base Lease Agreement and the Lease Agreement during the Lease Term. If the laws of the State of Kansas at the time shall so permit, nothing contained in this Section shall prevent the consolidation of the Issuer with, or merger of the Issuer into, or transfer of the complete interest of the Issuer in the Project to, any municipal or public corporation whose property and income are not subject to taxation and which has corporate authority to carry on the business of leasing the Project; provided that, upon any such consolidation, merger or transfer, the due and punctual performance and observance of all the agreements and conditions of this Base Lease Agreement to be kept and performed by the Issuer, shall be expressly assumed in writing by such entity resulting from such consolidation or surviving such merger or to which the Issuer’s complete interest in the Project shall be transferred.

Section 6.2. Subordination to Lender.   The Issuer acknowledges that FHLBank may grant a mortgage (each, a “Mortgage”) on the Project to a lender (each, a “Mortgagee”) during the term of this Base Lease Agreement.  The Issuer agrees that in such case this Base Lease Agreement would be subject to and subordinate to any such Mortgage and that the Mortgagee shall not be required to grant any rights of nondisturbance with respect to this Base Lease Agreement.  Upon the request of FHLBank, the Issuer shall provide any additional documentation evidencing such subordination as required by the Mortgagee.

ARTICLE VII
DEFAULT AND REMEDIES

Section 7.1. Events of Default. An “Event of Default” or “default” shall mean, wherever used in this Base Lease Agreement, any failure by the Issuer to observe and perform any covenant, condition or agreement in this Base Lease Agreement on its part to be observed or performed and the lapse of a period of 60 days after written notice, specifying such failure and requesting that it be remedied, given to the Issuer and the Bond Trustee by FHLBank, unless FHLBank shall agree in writing to an extension of such time prior to its expiration.

Section 7.2. Remedies on Default. Whenever an Event of Default specified in Section 7.1 hereof shall have happened and be continuing, FHLBank shall have the option to provide for the termination of this Base Lease Agreement in the manner provided in Article VIII. The Issuer and FHLBank shall each be entitled to specific performance and injunctive or other equitable relief for any breach or threatened breach of any of the provisions of this Base Lease Agreement, notwithstanding availability of an adequate remedy at law, and each party hereby waives the right to raise such defense in any proceeding in equity; provided, however, no remedy shall be exercised against such party in any manner which may impair the payment of principal of, premium, if any, or interest on any of the Bonds.

Section 7.3. Performance by Issuer. The Issuer shall not be obligated to take any action or execute any instrument pursuant to any provision hereof until it shall have been requested to do so by FHLBank in writing, or shall have received the instrument to be executed, and at the Issuer’s option shall have received from FHLBank assurance or indemnity satisfactory to the Issuer that the Issuer shall be reimbursed for its reasonable expenses incurred or to be incurred in connection with taking such action or executing such instrument. Nothing in this Section is intended to imply that the Issuer must take any action or execute any instrument unless specifically required to do so by this Base Lease Agreement.

ARTICLE VIII
EARLY TERMINATION OF THIS BASE LEASE AGREEMENT

Section 8.1. Early Termination of this Base Lease Agreement.

In the event FHLBank shall cause all of the Bonds to be paid in the manner set forth in Article X of the Bond Indenture, FHLBank shall be entitled to terminate this Base Lease Agreement prior to the end of the Lease Term upon written notice to the Issuer and the Bond Trustee. Upon such termination the Issuer shall deliver to FHLBank any instruments which may be reasonably required by FHLBank to evidence such termination and the relinquishment of all of the Issuer’s rights and interest in the Project and in this Base Lease Agreement.

ARTICLE IX
MISCELLANEOUS

Section 9.1. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given to the appropriate notice address by the methods set forth in the Bond Indenture. A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer or FHLBank to the other shall also be given to the Bond Trustee and to the Original Purchaser. A duplicate copy of each notice given by the Issuer or FHLBank or either of them to the Bond Trustee shall also be given to the other party hereto. The Issuer, FHLBank and the Bond Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

Section 9.2. Binding Effect. This Base Lease Agreement shall inure to the benefit of and shall be binding upon Issuer, FHLBank and their respective successors and assigns. The Bond Trustee shall be third-party beneficiary of this Base Lease Agreement.

Section 9.3. Severability. In the event any provision of this Base Lease Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

Section 9.4. Amounts Remaining in Funds and Accounts. It is agreed by the parties hereto that any amounts remaining in the Funds and Accounts under the Bond Indenture upon (i) expiration or sooner termination of this Base Lease Agreement as provided herein or after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Bond Indenture), and (ii) payment of fees and expenses of the Bond Trustee in accordance with the Bond Indenture, shall be paid in accordance with the provisions of the Bond Indenture.

Section 9.5. Amendments, Changes and Modifications. Subsequent to the issuance of the Bonds and prior to their payment in full (or provision for the payment thereof having been made in accordance with the provisions of Article X of the Bond Indenture), this Base Lease Agreement may not be effectively amended, changed, modified, altered or terminated without the written consent of the parties hereto and the Bond Trustee and the Bondowner.

Section 9.6. Execution in Counterparts. This Base Lease Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 9.7. Applicable Law. This Base Lease Agreement shall be governed by and construed in accordance with the laws of the State of Kansas.

Section 9.8. Electronic Storage. The parties agree that the transactions described herein may be conducted and related documents may be received, sent or stored by electronic means. Copies, telecopies, facsimiles, electronic files, and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

Section 9.9. Captions. The captions or headings in this Base Lease Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Base Lease Agreement.

IN WITNESS WHEREOF, the Issuer has caused this Base Lease Agreement to be executed in its name and its seal to be hereunto affixed and attested by its duly authorized officers and FHLBank has caused this Base Lease Agreement to be executed in its name and attested by its duly authorized officers all as of the date first above written.

Federal Home Loan Bank of Topeka, as Investor

By:       /s/ Patrick C. Doran

Name:	Patrick C. Doran
Title:	Executive Vice President, Chief Compliance Officer
And General Counsel

ACKNOWLEDGMENT

STATE OF KANSAS COUNTY OF SHAWNEE	) ) SS. )

On this day       19       of June, 2017, before me, the undersigned, a Notary Public, appeared Patrick C. Doran who being before me duly sworn did say that he is Executive Vice President, Chief Compliance Officer and General Counsel of the Federal Home Loan Bank of Topeka, a federally chartered corporation existing under the laws of the United States of America and authorized to do business in Kansas, and that said instrument was signed on behalf of said entity, and said official acknowledged said instrument to be executed for the purposes therein stated and as the free act and deed of said entity.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.

      /s/ Eric K. Jennings

Notary Public in and for said State

My commission expires:      05/24/20

SHAWNEE COUNTY, KANSAS

(Seal)

      /s/ Robert E. Archer

Robert E. Archer, Chairman
ATTEST:

      /s/ Cynthia A. Beck—
Cynthia A. Beck, County Clerk

ACKNOWLEDGMENT

STATE OF KANSAS COUNTY OF SHAWNEE	) ) SS. )

On this day       13th       of June, 2017, before me, the undersigned, a Notary Public, appeared Robert E. Archer, to me personally known, who being by me duly sworn, did say that he is the Chairman of the Board of County Commissioners of SHAWNEE COUNTY, KANSAS, a body corporate and politic duly authorized, incorporated and existing under and by virtue of the laws of the State of Kansas and that said instrument was signed on behalf of said County by authority of its Governing Body, and said officer acknowledged said instrument to be executed for the purposes therein stated and as the free act and deed of said Board.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.

      /s/ Jane Rezac

Notary Public in and for said State

My commission expires:      3/26/2021

EXHIBIT A

Description of the Project

All buildings, improvements, equipment, furnishings and machinery owned or leased by FHLBank and paid for in whole or in part with the proceeds of the Bonds and located or to be located on the following property:

LEGAL DESCRIPTION

Lot 1 and Lot 2, Block A, Menninger Foundation Subdivision No. 2, Topeka, Shawnee County, Kansas as recorded in Book 53, Pages 58 and 59 at the office of the Shawnee County, Kansas Register of Deeds office.